Exhibit "A"
                                                           FOR IMMEDIATE RELEASE
                                                                 Press Contacts:
                                           John Richardson, CEO, CIMNET(R), Inc.
                                    610-693-3114, ext. 3127, johnr@cimnetinc.com
                                                             -------------------

                                               John Lipman, Lipman Capital Group
                                                646-735-1297, pr@lipmangroup.com
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                   CIMNET Announces Two New Board Members
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Robesonia, PA--December 19, 2001--CIMNET(R), Inc. (OTC BB: CIMK) today announced the appointments of Mr. Edmund Steinike, Chief Information Officer (CIO), GE Energy Products and Mr. Mark Finkle, private investor and former NYSE member, to the CIMNET Board of Directors. Their terms begin immediately.

Mr. Steinike has served GE for over 25 years and was appointed to the CIMNET Board in connection with the investment by the GE Power Systems division in CIMNET this past summer. Before assuming the role of CIO, GE Energy Products, Mr. Steinike served as CIO for GE Power Systems Enterprise Systems Group. In addition, he has also served as CIO of GE Energy Services and as the Director of eCommerce for GE Energy Services. Mr. Steinike earned a Bachelor of Science degree in Electrical engineering from Marquette University.

Mr. Finkle was a Member of the New York Stock Exchange from 1954 to 1999. Throughout his time as a member of the NYSE, Mr. Finkle provided consultation services to various businesses and was also a private investor. In addition, he also served as Director of Hain Foods, a food company, and In Home Health, a home healthcare company.

"The Board welcomes our two new distinguished board members and we look forward to the skill and experience they will bring to CIMNET," said John Richardson, CEO of CIMNET. "Both new members bring a wealth of knowledge and expertise that will provide valuable insight into our future growth strategies."

About CIMNET: CIMNET designs, markets and integrates software for manufacturing facilities. CIMNET's products allow manufacturing companies to schedule and monitor work flow in real time and reduce operating costs by improving quality of products being produced. CIMNET's proprietary products, FOLDERs(TM), Infolink and DNC Professional(TM), are used by discrete and process manufacturers in the aerospace, automotive, medical device, food and beverage and consumer packaged goods industries. For more information about CIMNET products or services, go to their website at www.cimnetinc.com.
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This press release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports or registration statements filed with The Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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